UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 23, 2026

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 700		33134
Coral Gables,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2026, Ms. E. Follin Smith informed the Board of Directors (the “Board”) of Ryder System, Inc. (the “Company”) of her decision to retire on February 13, 2026. The Board and management express their deep appreciation to Ms. Smith for her many years of service and significant contributions to the Company and its shareholders. Ms. Smith’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Ms. Smith’s decision to retire from the Board is part of the ongoing director succession planning efforts of the Board and its Corporate Governance and Nominating Committee, and consistent with the Board’s overarching goal of maintaining a well-rounded Board that balances the institutional knowledge of tenured directors with the fresh perspectives of new members.

Item 9.01(d) Exhibits
The following exhibits are furnished as part of this report on Form 8-K:

Exhibit 104	Cover Page Interactive Data File - The Cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic Executive Vice President, Chief Legal Officer and Corporate Secretary